Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-117395, 333-64256, 333-41247, 33-90972 and 33-43174) of WD-40 Company of our report dated October 26, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
October 26, 2004